                                                                     EXHIBIT 3.4



                        GRANITE BROADCASTING CORPORATION

                                FIRST AMENDMENT
                 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

     This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (THIS "AMENDMENT") is dated as of June 6, 1997 and entered into by and among Granite Broadcasting Corporation, a Delaware corporation ("COMPANY"), the Guarantors listed on the signature pages hereof (the "GUARANTORS"), the financial institutions listed on the signature pages hereof ("LENDERS"), Bankers Trust Company, as agent for Lenders (in such capacity, "AGENT"), and the Bank of New York, First Union National Bank of North Carolina, Goldman Sachs Credit Partners L.P. and Union Bank of California, N.A., as co-agents (in such capacity, "CO-AGENTS"), and is made with reference to that certain Third Amended and Restated Credit Agreement dated as of September 4, 1996 (the "CREDIT AGREEMENT"), by and among Company, Lenders, Agent and Co-Agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS


     WHEREAS, Company and Lenders desire to amend the Credit
Agreement to permit Company to (i) repurchase up to $20,000,000 of Company Common Stock in the market and (ii) pay certain dividends with respect to its 12 3/4% Cumulative Exchangeable Preferred Stock in cash.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and pursuant to subsection 10.6 of the Credit Agreement, the parties hereto agree as follows:

     SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT


     AMENDMENTS TO SECTION 7:  COMPANY'S NEGATIVE COVENANTS
     ------------------------------------------------------


     RESTRICTED JUNIOR PAYMENTS.

     (i) Section 7.5 of the Credit Agreement is hereby amended by adding new subsections 7.5(iv) and (v) thereto as follows:

      "(iv) Company may make payments in order to repurchase, in one or a series of transactions, up to $20,000,000 of Company Common Stock in the market; provided that (a) no Event of Default or Potential Event of Default
        --------
shall have occurred and be continuing at the time of such repurchase, and (b) immediately after giving effect to each repurchase, Company is in compliance on a Pro Forma Basis with all covenants set forth in Section 6 and 7 of this Agreement; provided further that (x) at the time of each such repurchase the
           --------
ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow as calculated pursuant to Section 7.6A is not greater than 6.25 to 1 and (y) immediately after giving effect to each such repurchase Company can demonstrate on a Pro Forma Basis that the ratio of Consolidated Total Debt to Consolidated Broadcast Cash Flow as calculated pursuant to Section 7.6A is not greater than 6.25 to 1.

     (v) if no Potential Event of Default or Event of Default has occurred and is continuing, and Company has declared a dividend with respect to its 12 3/4% Cumulative Exchangeable Preferred Stock, to the extent that such dividend would result in the issuance of fractional shares, Company may pay that part of such dividend in cash instead of issuing such fractional shares."

     SECTION 2.  CONDITIONS TO EFFECTIVENESS

     This Amendment shall become effective (the "FIRST AMENDMENT
EFFECTIVE DATE") only upon receipt by Agent of counterparts hereof duly executed by Company, Guarantors and Requisite Lenders or, in the case of any Lender, telecopy or telephone confirmation from such Lender of its execution hereof.

     SECTION 3.  COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Requisite Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

     A. AUTHORIZATION; BINDING OBLIGATIONS. Company has all requisite corporate power and authority to enter into this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action by Company. This Amendment has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by equitable principles relating to enforceability.

     B. NO CONFLICT. The execution and delivery by Company of this Amendment do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its

Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

     C. GOVERNMENTAL CONSENTS. The execution and delivery by Company of this Amendment do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except to the extent that Company is required to file this Amendment with the FCC.

     D. INCORPORATION OF REPRESENTATIONS. Each representation and warranty of Company contained in each of the Loan Documents is true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of the First Amendment Effective Date except to the extent such representations and warranties relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

     E. ABSENCE OF DEFAULT. No event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment that constitutes or would constitute an Event of Default or a Potential Event of Default after giving effect to this Amendment.


     SECTION 4.  ACKNOWLEDGEMENT AND CONSENT

     Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under the Subsidiary Guaranty shall not be impaired or affected and the Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

     SECTION 5.  MISCELLANEOUS

     A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof",
"herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

     C. HEADINGS. Section and subsection headings in this amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


     COMPANY:

                                     GRANITE BROADCASTING CORPORATION


                                             By: /s/ Ellen McClain
                                                ----------------------------
                                                     Ellen McClain
                                                     Vice President


     LENDERS:

                                      BANKERS TRUST COMPANY,
                                      individually and as Agent


                                      By: /s/ Patricia Hogan
                                         ---------------------------------------
                                         Name: Patricia Hogan
                                         Title: Vice President


                                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                      as a Co-Agent and a Lender


                                      By: /s/ Stephen B. King
                                         ---------------------------------------
                                         Name: Stephen B. King
                                         Title: Authorized Signatory


                                      FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA,
                                      as a Co-Agent and a Lender


                                       By: /s/ Jim F. Redman
                                          --------------------------------------
                                          Name: Jim F. Redman
                                         Title: Senior Vice President

                                       THE BANK OF NEW YORK,
                                       as a Co-Agent and a Lender


                                       By: /s/ Brian C. Weddington
                                          --------------------------------------
                                          Name: Brian C. Weddington
                                          Title: Assistant Vice President


                                       UNION BANK OF CALIFORNIA, N.A.,
                                       as a Co-Agent and a Lender


                                       By: /s/ Kristina M. Mouzakis
                                           -------------------------------------
                                           Name: Kristina M. Mouzakis
                                           Title: Assistant Vice President


                                       THE BANK OF TOKYO-MITSUBISHI TRUST
                                       COMPANY,
                                       as a Lender


                                       By: /s/ Glenn B. Eckert
                                          --------------------------------------
                                          Name: Glenn B. Eckert
                                          Title: Vice President


                                       BANQUE FRANCAISE DU COMMERCE
                                       EXTERIEUR,
                                       as a Lender


                                       By: /s/ Peter Karl Harris
                                          --------------------------------------
                                          Name: Peter Karl Harris
                                          Title: Vice President

                                       THE SUMITOMO BANK, LIMITED,
                                       as a Lender


                                       By: /s/ William N. Paty
                                          --------------------------------------
                                          Name: William N. Paty
                                          Title: Vice President & Manager

                                       By: /s/ James Drum
                                           -------------------------------------
                                           Name: James Drum
                                           Title: Vice President


                                       DRESDNER BANK AG, NEW YORK AND GRAND
                                       CAYMAN BRANCHES,
                                       as a Lender


                                       By: /s/ William M. Lambert
                                          --------------------------------------
                                          Name: William M. Lambert
                                          Title: Assistant Vice President

                                       By: /s/ Jane A. Majeski
                                          --------------------------------------
                                          Name: Jane A. Majeski
                                         Title: Vice President


                                       ABN AMRO BANK N.V., NEW YORK BRANCH,
                                       as a Lender


                                       By: /s/ Francis O. Logan
                                          --------------------------------------
                                          Name: Francis O. Logan
                                          Title: Group Vice President

                                       By: /s/ Ann Schwalbenberg
                                          --------------------------------------
                                          Name: Ann Schwalbenberg
                                         Title: Vice President

                                         HELLER FINANCIAL, INC.,
                                         as a Lender


                                         By: /s/ Linda W. Wolf
                                            ------------------------------------
                                            Name: Linda W. Wolf
                                           Title: Senior Vice President


                                         MICHIGAN NATIONAL BANK,
                                         as a Lender


                                         By: /s/ Stephane Lubin
                                            ------------------------------------
                                            Name: Stephane Lubin
                                           Title: Relationship Manager


                                         BANQUE PARIBAS,
                                         as a Lender


                                         By: /s/ William B. Schink
                                            ------------------------------------
                                            Name: William B. Schink
                                           Title: Vice President


                                         By: /s/ Lynne S. Randall
                                            ------------------------------------
                                            Name: Lynne S. Randall
                                           Title: Vice President


                                         THE BANK OF NOVA SCOTIA,
                                         as a Lender


                                         By: /s/ Vincent J. Fitzgerald, Jr.
                                            ------------------------------------
                                            Name: Vincent J. Fitzgerald, Jr.
                                            Title: Authorized Signatory

                                          BANQUE NATIONALE DE PARIS,
                                          as a Lender


                                          By: /s/ Serge Desrayaud
                                             -----------------------------------
                                             Name: Serge Desrayaud
                                            Title: Vice President


                                          By: /s/ Pamela Lucash
                                             -----------------------------------
                                             Name: Pamela Lucash
                                            Title: Assistant Treasurer


                                          COMPAGNIE FINANCIERE DE CIC ET DE
                                          L'UNION EUROPEENNE,
                                          as a Lender


                                          By: /s/ Marcus Edward
                                             -----------------------------------
                                             Name: Marcus Edward
                                            Title: Vice President


                                          By: /s/ Brian O'Leary
                                             -----------------------------------
                                             Name: Brian O'Leary
                                            Title: Vice President

  SUBSIDIARIES:

                                           GRANITE RESPONSE TELEVISION, INC.
                                           KBVO, INC.
                                           KBVO LICENSE, INC.
                                           KNTV, INC.
                                           KNTV LICENSE, INC.
                                           RJR COMMUNICATIONS, INC.
                                           KBJR LICENSE, INC.
                                           SAN JOAQUIN COMMUNICATIONS
                                             CORPORATION
                                           KSEE LICENSE, INC.,
                                           WPTA-TV, INC.
                                           WPTA-TV LICENSE, INC.
                                           WTVH, INC.
                                           WTVH LICENSE, INC.
                                           WWMT-TV, INC.
                                           WWMT-TV LICENSE, INC.
                                           WKBW-TV, INC.
                                           WKBW-TV LICENSE, INC.
                                           QUEEN CITY BROADCASTING, INC.
                                           QUEEN CITY BROADCASTING
                                             OF NEW YORK, INC.
                                           WXON, INC.
                                           WXON LICENSE, INC.


                                             By: /s/ Lawrence I. Wills
                                                --------------------------------
                                                Lawrence I. Wills
                                                Vice President



                                           QUEEN CITY III LIMITED PARTNERSHIP
                                           BY:  WKBW-TV, INC.,
                                                its General Partner


                                                By: /s/ Lawrence I. Wills
                                                   -----------------------------
                                                   Lawrence I. Wills
                                                   Vice President